Exhibit 99.1

FOURTH QUARTER REPORT

Consistently Voted a Top 10

Dear Shareholders,	February 13, 2009

I am pleased to report that 2008 was another successful year at Graystone. Despite current economic challenges, we were able to report record earnings of $2.1 million for the 2008 year, and a solid financial performance during the fourth quarter. We have experienced significant growth in our loans and deposits, and continue to maintain tight control of expenses.

Net income was $545,000 for the 2008 fourth quarter compared to net income of $662,000 for the 2007 fourth quarter. On a pre-tax basis, income was $768,000 in the fourth quarter of 2008 compared to pre-tax income of $549,000 in the fourth quarter of 2007, an increase of $219,000 or 39.9%. Non-interest income increased to $3.1 million in 2008, up 95.4% from 2007, contributing to the earnings growth. As of December 31, 2008, total assets grew to $641.3 million from $446.4 million at December 31, 2007, representing an increase of $194.9 million or 43.7%. Loans and deposits also continued to grow, totaling $571.1 million and $525.5 million, respectively at December 31, 2008, representing increases of $181.1 million or 46.4% and $166.4 million or 46.3%, respectively from December 31, 2007.

We are proud of our accomplishments and I would like to take this opportunity to recap some of our achievements and milestones from 2008:

•	Reached over $600 million in assets.
•	Successfully opened the York (May), Ephrata (July), and State College (October) branch offices.
•	Named a Top 10 Best Places to Work in Pennsylvania, for the third consecutive year.
•	Named a finalist for the Central Penn Business Journal’s 2008 Emerging Business of the Year, for the second consecutive year.
•	Announced the partnership with The First National Bank of Greencastle.

Our successes in 2008 have positioned us well for the current economic environment. We know that this year will pose a new set of challenges for us, but along with those challenges we will also be faced with great opportunities. It will be another busy year at Graystone as we expect our partnership with The First National Bank of Greencastle to close early 2009, pending shareholder and regulatory approvals. There are also plans to open two new branch offices, in Elizabethtown and Lebanon, Pennsylvania.

Our employees are the driving force of our success and they continue to exhibit an amazing dedication to Graystone. We strongly believe that our employees are our true sustainable competitive advantage. If you have not already done so, please stop into one of our branch offices and experience for yourself what truly sets Graystone apart from other financial institutions.

Finally, we encourage you to attend our special meeting of shareholders and learn more about Gray- stone Bank and our proposed partnership with The First National bank of Greencastle. The meeting will be held at 9:30 a.m., on Tuesday, February 24, 2009, at West Shore Country Club, 100 Brentwater Road, Camp Hill, Pennsylvania.

Thank you for your continuing commitment to Graystone Bank!

Sincerely,

Andrew Samuel

Chairman and CEO

FINANCIAL HIGHLIGHTS

Dollars in Thousands, Except Per - Share Data

	At December 31,
	2008	2007	% Change
Balance Sheet Data
Total Assets	$641,318	$446,412	43.7
Loans, Net of Unearned Income	571,046	390,274	46.4
Deposits	525,470	359,051	46.3
Shareholders’ Equity	54,785	52,085	5.2

	Year Ended December 31,				Quarter Ended December 31,
	2008	2007		% Change	2008	2007		% Change
Income Summary
Interest Income	$32,157	$24,313		32.3	$8,635	$7,357		17.4
Interest Expense	16,481	13,586		21.3	4,315	3,948		9.3
Net Interest Income	15,676	10,727		46.1	4,320	3,409		26.7
Provision for Loan Losses	2,550	1,997		27.7	650	435		49.4
Other Income	3,110	1,592		95.4	816	490		66.5
Other Expenses	13,821	10,674		29.5	3,718	2,915		27.5
Income Before Income Taxes	2,415	[352	]	n/m	768	549		39.9
Income Taxes	333	[6	]	n/m	223	[113	]	n/m
Net Income	2,082	[346	]	n/m	545	662		[17.7	]

Company-Wide Celebration	Best Places to Work Dinner

FINANCIAL HIGHLIGHTS

Dollars in Thousands, Except Per - Share Data

	Year Ended December 31,
	2008	2007	% Change
Per-Share Data (1)
Net Income [Loss]
Earnings [Loss] Per Share: Basic	$0.33	$ [0.08]	n/m
Earnings [Loss] Per Share: Diluted	0.32	[0.08]	n/m
Book Value Per Share	8.40	8.00	5.0

	Year Ended December 31,			Quarter Ended December 31,
	2008	2007		2008	2007
Selected Financial Ratios
Return on Average Assets	0.38%	[0.10	]%	0.34%	0.63%
Return on Average Shareholders’ Equity	3.90	[1.15	]	3.99	5.80
Net Interest Margin	2.97	3.24		2.88	3.37
Efficiency Ratio	74	87		72	75
Loan Loss Reserves to Gross Loans	1.05	1.06		1.05	1.06
Non-Performing Assets to Total Assets	0.21	0.02		0.21	0.02
Net Charge-Offs to Average Loans	0.14	0.00		0.32	0.01
Equity to Assets	8.54	11.67		8.54	11.67

n/m = not meaningful

(1) Reflects 3-for-2 stock split (in the form of a 50% dividend) paid on September 30, 2007.

Harrisburg Regional Celebration	Company Holiday Party

OFFICE LOCATIONS

Lancaster Business Center	Camp Hill Branch
1800 Fruitville Pike	3599 Gettysburg Road
Lancaster PA 17601	Camp Hill PA 17011
717 519 8735	717 724 4649

Lebanon Loan Production Office	Messiah College Branch
546 South 9th Street	One College Avenue
Lebanon PA 17042	Grantham PA 17027
717 272 1845	717 766 1365

Granite Run Branch	York Branch
100 Granite Run Drive	2270 Market Street
Lancaster PA 17601	York PA 17402
717 560 7960	717 724 2887

Meadowbrook Branch	Ephrata Branch
361 West Main Street	1759 West Main Street
Leola PA 17540	Ephrata PA 17522
717 661 7676	717 733 5250

Linglestown Branch	State College Branch and Business Center
4045 Linglestown Road	1705 N Atherton Street
Harrisburg PA 17112	State College PA 16803
717 724 4654	814 206 7330

Downtown Harrisburg Branch and Business Center
112 Market Street	Coming Soon
Harrisburg PA 17101	Lebanon Branch
717 236 0981	Elizabethtown Branch

Graystone Financial Corp.	Subsidiaries and Other Affiliates
112 Market Street	Graystone Bank
Harrisburg PA 17101	112 Market Street
717 231 2700	Harrisburg PA 17101
717 231 2700
Investor Relations	www.graystonebank.com
Lisa Aumiller
112 Market Street	Graystone Mortgage, LLC
Harrisburg PA 17101	5115 East Trindle Road, Suite B
717 724 2827	Mechanicsburg PA 17055
investorrelations@graystonebank.com	717 724 4639
www.graystonebankmortgage.com

Transfer Agent	Dellinger, Dolan, McCurdy, and Phillips
Registrar & Transfer Company	Investment Advisors, LLC
10 Commerce Drive	222 South Market Street
Cranford NJ 07016	Elizabethtown PA 17022
800 368 5948	717 689 1010
www.rtco.com

Dellinger, Dolan, McCurdy and Phillips Investment Advisors, LLC offers securities and investment advisory services exclusively through Raymond James Financial Services, Inc., Member FINRA/SIPC. Raymond James is not affiliated with Graystone Financial Corp. or its related entities. Securities products offered by Raymond James are not FDIC insured, may go down in value, not bank guaranteed, not a deposit and are not insured by any federal government agency.

This report contains “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995 that are based on Graystone’s current expectations, estimates and projections about future events and financial trends affecting the financial condition of its business. These statements are not historical facts or guarantees of future performance, events or results. Such statements involve potential risks and uncertainties. Accordingly, actual results may differ materially. Graystone undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Tower Bancorp, Inc. has filed and will continue to file documents concerning the proposed transaction with Graystone Financial Corp. with the Securities and Exchange Commission, including a Registration Statement on Form S-4. The Registration Statement has been declared effective by the SEC and contains a Joint Proxy Statement/Prospectus which has been distributed to shareholders of Graystone and Tower. Investors are encouraged to read the Registration Statement and Joint Proxy Statement/Prospectus carefully because these documents contain important information about the transaction, Graystone, Tower, their directors and executive officers, and persons soliciting proxies relating to the merger, their interests in the transaction and related matters. Investors can obtain a free copy of the Joint Proxy Statement/Prospectus, as well as other filings containing information about Tower and Gray- stone, for free on the SEC’s web site (www.sec.gov) or by contacting Graystone Financial Corp. at 717-724-2827. INVESTORS SHOULD READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY BEFORE MAKING A DECISION CONCERNING THEIR INVESTMENT.